Exhibit 99.1

FOR IMMEDIATE RELEASE

October 31, 2017

Columbia Banking System Announces Appointment of Eric Forrest to its Board of Directors

Eric Forrest

TACOMA, Wash., October 31, 2017 — Columbia Banking System, Inc. (NASDAQ: COLB, “Columbia”) announced the appointment of Eric Forrest to its Board of Directors, effective upon the closing of Columbia’s pending acquisition of Pacific Continental Corporation, which is anticipated to occur on November 1, 2017.

“We are delighted to welcome Eric Forrest to our Board of Directors,” said William Weyerhaeuser, Chairman of the Board of Columbia. “He has served on the Board of Pacific Continental Corporation since June 2014 and brings tremendous board leadership and operational experience, having led and grown a number of successful businesses. Importantly, he brings a deep appreciation for the communities of Oregon as well as dedication to the parallel cultures and values of Columbia and Pacific Continental.”

Eric Forrest has extensive business acumen and experience serving as co-president of Eugene-based beverage distributor Bigfoot Beverages. In addition to overseeing the company’s Pepsi franchises throughout Oregon, he manages Bigfoot’s day-to-day operations, warehousing and fleet. Along with Bigfoot Beverages and two small businesses in the Eugene market, Mr. Forrest serves as president of Riversdale Ranch Properties in his native city of Roseburg, Oregon.

Mr. Forrest served as a Director of Pacific Continental Bank and Pacific Continental Corporation since June 2014. He was a founding member of Pepsi Northwest Bottlers and previously served on the Board of Directors. Mr. Forrest chairs the Oregon Beverage Recycling Board, which he also co-founded, and is a member of the Pepsi-Cola Bottlers Association Board of Directors. Mr. Forrest holds a B.S. from Oregon State University in Organizational Communication and an MBA from Willamette University’s Atkinson School of Management.

About Columbia

Headquartered in Tacoma, Washington, Columbia Banking System, Inc. is the holding company of Columbia Bank, a Washington state-chartered full-service commercial bank with locations throughout Washington, Oregon and Idaho. For the eleventh consecutive year, the bank was named in 2017 as one of Puget Sound Business Journal’s “Washington’s Best Workplaces.” Columbia ranked in the top 30 on the 2017 Forbes list of best banks. More information about Columbia can be found on its website at www.columbiabank.com.

Note Regarding Forward-Looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, descriptions of Columbia’s management’s expectations regarding future events and developments such as future operating results, growth in loans and deposits, continued success of Columbia’s style of banking and the strength of the local economy. The words “will,” “believe,” “expect,” “intend,” “should,” and “anticipate” or the negative of these words or words of similar construction are intended in part to help identify forward looking statements. Future events are difficult to predict, and the expectations described above are necessarily subject to risks and uncertainties, many of which are outside our control, that may cause actual results to differ materially and adversely. In addition to discussions about risks and uncertainties set forth from time to time in Columbia’s filings with the Securities and Exchange Commission, available at the SEC’s website at www.sec.gov and the Company’s website at www.columbiabank.com, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual reports on Form 10-K and quarterly reports on Form 10-Q, (as applicable), factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following: (1) local, national and international economic conditions may be less favorable than expected or have a more direct and pronounced effect on Columbia than expected and adversely affect Columbia’s ability to continue its internal growth at historical rates and maintain the quality of its earning assets; (2) changes in interest rates could significantly reduce net interest income and negatively affect funding sources; (3) projected business increases following strategic expansion or opening or acquiring new branches may be lower than expected; (4) costs or difficulties related to the integration of acquisitions may be greater than expected; (5) competitive pressure among financial institutions may increase significantly; (6) legislation or regulatory requirements or changes may adversely affect the businesses in which Columbia is engaged, and (7) the proposed merger with Pacific Continental Corporation may not close when expected or at all because conditions to closing are not satisfied on a timely basis or at all, which may have an effect on the trading prices of Columbia’s stock. We believe the expectations reflected in our forward-looking statements are reasonable, based on information available to us on the date hereof. However, given the described uncertainties and risks, we cannot guarantee our future performance or results of operations and you should not place undue reliance on these forward-looking statements which speak only as of the date hereof. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws. The factors noted above and the risks and uncertainties described in our SEC filings should be considered when reading any forward-looking statements in this release.

Investor Relations Contact:

InvestorRelations@columbiabank.com

(253) 305-1921

Media Contact:

Moira Conlon

Financial Profiles, Inc.

(310) 622-8220